                                                                   EXHIBIT 10.21



                FIFTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

                  This Amendment, dated as of November 13, 2001, is made by and between LECTEC CORPORATION, a Minnesota corporation (the "Borrower"), and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender").

                                    RECITALS

                  The Borrower and the Lender have entered into a Credit and Security Agreement dated as of November 22, 1999 as amended by that certain First Amendment to Credit and Security Agreement dated as of February 9, 2000, that certain Second Amendment to Credit and Security Agreement dated as of September 26, 2000, that certain Third Amendment to Credit and Security Agreement dated as of September 28, 2000, that certain Fourth Amendment to Credit and Security Agreement dated as of October 26, 2000, a Waiver Agreement dated November 16, 2000 and a Waiver Agreement dated March 23, 2001 (as so amended and modified, the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

                  The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

                  1. Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

                  "Collateral" means all of the Borrower's Accounts, chattel paper, deposit accounts, documents, Equipment, General Intangibles, goods, instruments, Inventory, Investment Property, letter-of-credit rights, letters of credit, all sums on deposit in any Collateral Account, and any items in any Lockbox; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) in the case of all goods, all accessions; (iii) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods; (iv) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; (v) all collateral subject to the Lien of any Security Document; (vi) any money, or other assets of the Borrower that now or hereafter come into the possession, custody, or control of the Lender; (vii) all sums on deposit in the Special Account; and (viii) proceeds of any and all of the foregoing.

                  "Documentary L/C Amount" means the sum of (i) the aggregate face amount of any issued and outstanding documentary Letters of Credit and (ii) the unpaid amount of the Obligation of Reimbursement with respect to documentary Letters of Credit.

                  "L/C Amount" means the sum of the Documentary L/C Amount and the Standby L/C Amount.

                  "Maximum Line" means $2,000,000 unless said amount is reduced pursuant to Section 2.10, in which event it means the amount to which said amount is reduced.

                  "Note" or "Revolving Note" means the Borrower's revolving promissory note, payable to the order of the Lender in substantially the form of Exhibit A hereto, as the same may hereafter be amended, supplemented or restated from time to time, and any note or notes issued in substitution therefor, as the same may hereafter be amended, supplemented or restated from time to time and any note or notes issued in substitution therefor.

         In addition, the definitions of and all references to "Eximbank Adjusted Maximum Line," "Eximbank Agreement," "Eximbank Note," and "Tangible Net Worth" are hereby deleted.

                  2. Rules of Interpretation. Section 1.2 of the Credit Agreement is amended to read as follows:

                  "Section 1.2 Other Definitional Terms; Rules of Interpretation. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP. All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC. References to Articles, Sections, subsections, Exhibits, Schedules and the like, are to Articles, Sections and subsections of, or Exhibits or Schedules attached to, this Agreement unless otherwise expressly provided. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or". Defined terms include in the singular number the plural and in the plural number the singular. Reference to any agreement (including the Loan Documents), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof (and, if applicable, in accordance with the terms hereof and the other Loan Documents), except where otherwise explicitly provided, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor. Reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder."

                  3. Letters of Credit. Section 2.2 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

         Section 2.2 Letters of Credit.

                  (a) The Lender agrees, on the terms and subject to the conditions herein set forth, to cause an Issuer to issue, from the Funding Date to the Termination Date, one or more irrevocable standby or documentary letters of credit (each, a "Letter of Credit") for the Borrower's account. The Lender shall have no obligation to cause an Issuer to issue any Letter of Credit if the face amount of the Letter of Credit to be issued would exceed the lessor of:

                  (b) (i) with respect to irrevocable standby Letters of Credit, $250,000 less the Standby L/C Amount, plus

                         (ii) with respect to documentary Letters of Credit, $300,000 less the Documentary L/C Amount; or

                         (iii) with respect to the aggregate of irrevocable standby Letters of Credit plus documentary Letters of Credit, the Borrowing Base less the sum of (A) all outstanding and unpaid Revolving Advances and (B) the L/C Amount.

                  (c) Each Letter of Credit, if any, shall be issued pursuant to a separate L/C Application entered into by the Borrower and the Lender for the benefit of the Issuer, completed in a manner satisfactory to the Lender and the Issuer. The terms and conditions set forth in each such L/C Application shall supplement the terms and conditions hereof, but if the terms of any such L/C Application and the terms of this Agreement are inconsistent, the terms hereof shall control.

                  (d) No Letter of Credit shall be issued with an expiry date later than the Termination Date in effect as of the date of issuance.

                  (e) Any request to cause an Issuer to issue a Letter of Credit under this Section 2.2 shall be deemed to be a representation by the Borrower that the conditions set forth in Section 4.2 have been satisfied as of the date of the request.

                  4. Minimum Interest. Section 2.6(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                  Section 2.6 (b) MINIMUM INTEREST CHARGE. Notwithstanding the interest payable pursuant to Section 2.6(a) and 2.6(c), (i) so long as all activity hereunder relates to Letters of Credit and there are no Advances hereunder, the Borrower shall pay to the Lender interest of not less than $50,000 per year of this Agreement or (ii) if there are any Advances hereunder, the Borrower shall pay to the Lender Interest of not less than $100,000 per year of this Agreement (the "Minimum Interest Charge") during the term of this Agreement, and the Borrower shall pay any deficiency between the Minimum Interest Charge and the amount of interest otherwise calculated under Sections 2.6(a) and 2.6(c) on the date and in the manner provided in Section 2.8.

                  5. Unused Line Fee. The Lender agrees that so long as all activity under the Credit Agreement relates to Letters of Credit and there are no Advances, the unused line fee required under Section 2.7(b) of the Credit Agreement shall be waived.

                  6. Letter of Credit Fees. Section 2.7(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                  Section 2.7(c) LETTER OF CREDIT FEES.

                     (i) Irrevocable Standby Letters of Credit. The Borrower agrees to pay the Lender a fee with respect to each irrevocable standby Letter of Credits, if any, accruing on a daily basis and computed at the annual rate of two percent (2%) of the aggregate amount that may then be drawn on all issued and outstanding irrevocable standby Letters of Credit assuming compliance with all conditions for drawing thereunder (the "Aggregate Standby Face Amount"), from and including the date of issuance of such irrevocable standby Letter of Credit until such date as such irrevocable standby Letter of Credit shall terminate by its terms or be returned to the Lender, due and payable monthly in arrears on the first day of each month and on the Termination Date; provided, however that during Default Periods, in the Lender's sole discretion and without waiving any of its other rights and remedies, such fee shall increase to four percent (4%) of the Aggregate Standby Face Amount. The foregoing fee shall be in addition to any and all fees, commissions and charges of any Issuer of a Letter of Credit with respect to or in connection with such irrevocable standby Letter of Credit.

                     (ii) Documentary Letters of Credit. The Borrower agrees to pay the Lender a fee with respect to each documentary Letter of Credit, if any, computed at two percent (2%) of the face amount of such documentary Letter of Credit, due and payable upon issuance of such documentary Letter of Credit; provided, however that during Default Periods, in the

                     Lender's sole discretion and without waiving any of its other rights and remedies, such fee shall increase to four percent (4%). The foregoing fee shall be in addition to any and all fees, commissions and charges of any Issuer of a Letter of Credit with respect to or in connection with such Letter of Credit.

                  7. Maturity Date. The next "Maturity Date" under Section 2.10 shall be November 22, 2003.

                  8. Financing Statements. Section 3.6 of the Credit Agreement is amended by adding the following new sentence before the first sentence of that Section:

         "The Borrower authorizes the Lender to file from time to time where permitted by law, such financing statements against collateral described as "all personal property" as the Lender deems necessary or useful to perfect the Security Interest."

                  9. Minimum Book Net Worth. Section 6.12 of the Credit Agreement is hereby deleted its entirety and replaced with the following:

                  Section 6.12 Minimum Book Net Worth. The Borrower will maintain, during each period described below, its Book Net Worth, determined as at the end of each month, at an amount not less than the amount set forth opposite such period:


                    Period Ended                Minimum Book Net Worth
                    ------------                ----------------------
                  October 31, 2001                    $4,607,000

                 November 30, 2001                    $4,264,000

                 December 31, 2001                    $3,769,000

                  January 31, 2002                    $3,577,000

                 February 28, 2002                    $3,429,000

                   March 31, 2002                     $3,226,000

                   April 30, 2002                     $3,098,000

                    May 31, 2002                      $2,874,000

                   June 30, 2002                      $2,933,000

                  10. Minimum Earnings/Maximum Loss Before Taxes. Section 6.13 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                  Section 6.13 Minimum Earnings/Maximum Loss Before Taxes. The Borrower will achieve during each period described below, year-to-date Earnings or Loss

         Before Taxes, of not less than/greater than the amount set forth opposite such period [bracketed amounts indicate maximum Loss Before Taxes]:


                                                        Minimum
                                                        -------
                                                 Earnings/Maximum Loss
                                                 ---------------------
                        Period Ended                  Before Taxes
                        ------------                  ------------
                     October 31, 2001                 [$1,479,000]

                     November 30, 2001                [$1,822,000]

                     December 31, 2001                [$2,318,000]

                     January 31, 2002                  [$ 292,000]

                     February 28, 2002                 [$ 440,000]

                      March 31, 2002                   [$ 643,000]

                      April 30, 2002                   [$ 771,000]

                       May 31, 2002                    [$ 995,000]

                       June 30, 2002                   [$ 936,000]



                  11. New Covenants. Section 6.14 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                  Section 6.14 New Covenants. On or before June 30, 2002, the Borrower and the Lender shall agree on new financial covenant levels for periods after such date. The new covenant levels will be based on the Borrower's projections for such periods and shall be no less stringent than the present levels.

                  12. Tangible Net Worth Covenant. Section 6.15 of the Credit Agreement relating to a Tangible Net Worth Covenant is hereby deleted in its entirety.

                  13. Capital Expenditures. Section 7.10 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                  Section 7.10 Capital Expenditures. The Borrower will not incur or contract to incur Capital Expenditures of more than $150,000 in any single transaction or more than $350,000 in the aggregate during any fiscal year.

                  14. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

                  15. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

                  (a)      The Note, executed by the Borrower;

                  (b) A Certificate of the Secretary of the Borrower certifying as to (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the articles of incorporation and bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of Authority of the Borrower's secretary or assistant secretary dated as of November 22, 1999, continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of Authority of the Borrower's secretary or assistant secretary dated as of November 22, 1999, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.

                  (c)      Such other matters as the Lender may require.

                  16. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

                  (a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

                  (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

                  (c) All of the representations and warranties contained in
         Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

                  17. References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

                  18. No Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

                  19. Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

                  20. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

                  21. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.



WELLS FARGO BUSINESS CREDIT, INC.        LECTEC CORPORATION



By   /s/Terry Jackson                    By   /s/Douglas Nesbit
   ---------------------------------        ---------------------------------
    Terry S. Jackson                          Douglas Nesbit
    Its Vice President                        Its Chief Financial Officer

                                     Exhibit A to Credit and Security Agreement

                                 REVOLVING NOTE

$2,000,000.00                                            Minneapolis, Minnesota
                                                              November 13, 2001

                  For value received, the undersigned, LECTEC CORPORATION, a Minnesota corporation (the "Borrower"), hereby promises to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Two Million and 00/100 Dollars ($2,000,000.00) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement dated November 22, 1999 (as amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

                  This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This
Note is the Revolving Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

                  The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

                  Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                                      LECTEC CORPORATION


                                      By   /s/Douglas Nesbit
                                         -------------------------------------
                                           Douglas Nesbit
                                           Its Chief Financial Officer